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                                                                 EXHIBIT 21.1



                            SUBSIDIARIES OF ISSUER*





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                                                           Name Under Which
  Name of Subsidiary           State of Jurisdiction       Subsidiary Does Business
--------------------------------------------------------------------------------

ThermoEnergy                    New Jersey                  ThermoEnergy
Environmental, LLC                                          Environmental, LLC
--------------------------------------------------------------------------------
ThermoEnergy Power              Delaware                    ThermoEnergy Power
Systems, LLC                                                Systems, LLC
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


* Neither ThermoEnergy Environmental, LLC or ThermoEnergy Power Systems, LLC have been capitalized and have had no transactions.